EXHIBIT 23.3







      CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND CONSULTANTS


     As independent petroleum consultants, we hereby consent to the incorporation of the references to us in this Form 10-K into Snyder Oil Corporation's Registration Statement Nos. 33-54809 and 33-64219.




                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS







Houston, Texas
March 22, 1996